UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Ave of the Americas; 2nd FL New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 532-2963

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2016, Spherix Incorporated, a Delaware corporation (the “Company”), and RPX Corporation, a Delaware corporation with a principal place of business at One Market Plaza, Steuart Tower, Suite 800, San Francisco, CA 94105 (“RPX”), entered into a Patent License Agreement (the “RPX License”) under which the Company granted RPX the right to sublicense various patent rights only to current RPX clients (as of May 23, 2016). In exchange for the rights granted by the Company under the RPX License, the Company shall receive the following consideration: (i) a cash payment to be made to the Company on or before the close of business on May 24, 2016 in the amount of $4,355,000; and (ii) cancellation of 100% of the remaining 381,967 shares of the Company’s outstanding Series H Convertible Preferred Stock currently held by RPX, having a total carrying amount of $31,894,244 at the time the stock was issued to Rockstar Consortium US LP (“Rockstar”).

In consideration of the above, the Company has granted RPX the rights to grant to its current clients: (i) a fully paid portfolio license, to the extent such parties did not already have licenses to the Company’s patents; (ii) a covenant-not-to-sue current RPX clients for supply of chipsets; (iii) a standstill of litigation involving any patents acquired in the next five years (“Standstill”).

The Company also granted to Alcatel-Lucent a license to to the portfolio acquired from the Harris Corporation.

Under a separate agreement between the Company and RPX, the Company granted RPX the ability to grant to VTech Telecommunications Ltd. (“VTech”) a sublicense for a fully paid portfolio license in exchange for an additional $20,000.00 in cash consideration.

The license granted under the terms of the RPX License described herein does not extend to entities/companies that are not clients of RPX and provide chipsets or other hardware to current RPX clients.

The Company’s existing litigations against L3 Communications Inc., TW Telecommunications Inc., Fairpoint Communications Inc., and Uniden, each as fully described in the Company’s most recent Quarterly Report on Form 10-Q, will continue in the normal course. The Company, by and through Equitable IP, retains the ability and has the intention to bring additional new actions against entities that are not currently members of RPX, and/or to continue to seek and execute alternative monetization strategies with such other entities in its discretion.

The Company’s press release announcing the RPX License transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release issued by Spherix Incorporated on May 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 24, 2016

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer